As filed with the Securities and Exchange Commission on February 11, 2025
                                         Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	47-1645716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1301 Second Avenue, Floor 36
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

ZILLOW GROUP, INC. 2020 INCENTIVE PLAN
(Full title of the plan)

Jeremy Wacksman
Chief Executive Officer
Zillow Group, Inc.
1301 Second Avenue, Floor 36
Seattle, Washington 98101
(206) 470-7000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Jennifer Rock	Alan Hambelton
Chief Accounting Officer	Cooley LLP
Zillow Group, Inc.	1700 Seventh Avenue, Suite 1900
1301 Second Avenue, Floor 36	Seattle, Washington 98101
Seattle, Washington 98101	(206) 452-8700
(206) 470-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Certain Documents by Reference

Zillow Group, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant:

a.the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 11, 2025, which contains the audited consolidated financial statements of the Registrant for the latest fiscal year for which such statements have been filed;
b.the Registrant’s Current Report on Form 8-K filed on February 11, 2025; and
c.the description of the Registrant’s Class C capital stock contained in the Registrant’s registration statement on Form 8-A filed on July 29, 2015 (Commission File No. 001-36853), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description (including Exhibit 4.17 to the Registrant’s Annual Report on Form 10-K filed on February 19, 2020).

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof (excluding any documents or portions of such documents that are furnished pursuant to Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item  4.    Description of Securities
Not applicable.
Item 5.    Interests of Named Experts and Counsel
Not applicable.
Item  6.    Indemnification of Directors and Officers
Washington law provides that a director of a corporation will not be personally liable for reasonable expenses incurred in the wholly successful defense of a proceeding to which the director was a party because of being a director. Washington law provides further that a director may be indemnified against liability incurred in a proceeding to which he or she is a party because of being a director so long as:

•the director acted in good faith;
•the director reasonably believed, in the case of conduct in the director’s official capacity, that his or her conduct was in the corporation’s best interests or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation; and
•in the case of a criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.

Directors generally may not, however, be indemnified:

•in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation;
•in connection with any other proceeding in which the director was adjudged liable for receiving improper personal benefit;
•for acts or omissions of the director that involve intentional misconduct or knowing violation of law; or

•for unlawful distributions to shareholders.

The Registrant’s amended and restated articles of incorporation and amended and restated bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law. The Registrant’s amended and restated bylaws also permit the Registrant to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in connection with his or her services to the Registrant, regardless of whether the Registrant’s bylaws permit such indemnification.
The Registrant has entered into agreements to indemnify its directors and certain of its officers to the fullest extent allowed under Washington law. These agreements provide, among other things, that the Registrant will indemnify its directors and certain of its officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in the Registrant’s right, on account of any services undertaken by such person on the Registrant’s behalf or that person’s status as a director or officer of the Registrant. The Registrant also has obtained directors’ and officers’ liability insurance.
Item 7.     Exemption From Registration Claimed
Not applicable.
Item 8.    Exhibits

Exhibit Number	Description

4.1*
Amended and Restated Articles of Incorporation of Zillow Group, Inc. (Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2015, and incorporated herein by reference).

4.2*
Amended and Restated Bylaws of Zillow Group, Inc. (Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2020, and incorporated herein by reference).

4.3*	Specimen of Class A Common Stock Certificate (Filed as Exhibit 4.1 to Registrant’s Quarterly Report on Form 10-Q filed on May 12, 2015, and incorporated herein by reference).

4.4*	Specimen of Class C Capital Stock Certificate (Filed as Exhibit 4.1 to Registrant’s Form 8-A filed with the Securities and Exchange Commission on July 29, 2015, and incorporated herein by reference).

5.1+	Opinion of Cooley LLP regarding legality of the Class C capital stock being registered.

23.1+	Consent of Independent Registered Public Accounting Firm.

23.2+	Consent of Cooley LLP (included in opinion filed as Exhibit 5.1).

24.1+	Power of Attorney (see signature page).

99.1*
Zillow Group, Inc. 2020 Incentive Plan (Filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2020, and incorporated herein by reference).

107+	Calculation of Filing Fee Table.

+	Filed herewith.
*	Incorporated herein by reference.
Item 9.    Undertakings
A.    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(b)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(c)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 11, 2025.

ZILLOW GROUP, INC.

By:	/s/ JENNIFER ROCK
Name:	Jennifer Rock
Title:	Chief Accounting Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Jeremy Wacksman and Jennifer Rock, or either of them, as his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on February 11, 2025.

Signature	Title

/s/ JEREMY WACKSMAN	Chief Executive Officer (Principal Executive Officer) and Director
Jeremy Wacksman

/s/ JEREMY HOFMANN	Chief Financial Officer (Principal Financial Officer)
Jeremy Hofmann

/s/ JENNIFER ROCK	Chief Accounting Officer (Principal Accounting Officer)
Jennifer Rock

/s/ RICHARD BARTON	Co-Executive Chairman
Richard Barton

/s/ LLOYD D. FRINK	Co-Executive Chairman and President
Lloyd D. Frink

/s/ ERIK BLACHFORD	Director
Erik Blachford

/s/ AMY C. BOHUTINSKY	Director
Amy Bohutinsky

/s/ J. WILLIAM GURLEY	Director
J. William Gurley

/s/ JAY C. HOAG	Director
Jay C. Hoag

/s/ GREGORY B. MAFFEI	Director
Gregory B. Maffei

/s/ GORDON STEPHENSON	Director
Gordon Stephenson

/s/ CLAIRE CORMIER THIELKE	Director
Claire Cormier Thielke

/s/ APRIL UNDERWOOD	Director
April Underwood